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Exhibit 23(c)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-4 of Science Applications International Corporation of our report dated April 2, 1999, except as to the stock split discussed in Note A, for which the date is August 31, 1999, relating to the financial statements, which appears in Science Applications International Corporation's Annual Report on Form 10-K/A for the year ended January 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
October 15, 2001

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  Exhibit 23(c)